Exhibit 5

                           [Weed & Co. LLP letterhead]

                                  June 11, 2003

Board of Directors
Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573

Re:  Registration on Form S-3

Gentlemen:

We have acted as counsel to Eagle Broadband, Inc., a Texas corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-3 ("Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 16,995,650 shares (the "Shares") of the Company's common stock, par value $0.001 per share, to be sold by the selling stockholders named in the Registration Statement.

We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Shares covered by the Registration Statement will, when sold, be legally issued, fully paid and nonassessable.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

This opinion letter may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to us under the caption "Legal Matters" in the Registration Statement as having passed on the validity of the Shares.

                                                            Very truly yours,

                                                            /s/ Weed & Co. LLP

                                                            Weed & Co. LLP

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